Exhibit 99.1

Joichi Ito Resigns From The New York Times Company Board of Directors

NEW YORK, September 7, 2019 – The New York Times Company announced today that Joichi Ito has resigned from its Board of Directors, effective immediately.

The New York Times Company is a global media organization dedicated to enhancing society by creating, collecting and distributing high-quality news and information. The Company includes The New York Times, NYTimes.com and related properties. It is known globally for excellence in its journalism, and innovation in its print and digital storytelling and its business model. Follow news about the company at @NYTimesPR.

###

Contacts

For Media: Danielle Rhoades Ha, 212-556-8719; danielle.rhoades-ha@nytimes.com

For Investors: Harlan Toplitzky, 212-556-7775; harlan.toplitzky@nytimes.com